Exhibit 10.1

AMENDED AND RESTATED

TELLURIAN INC.

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

(Effective as of February 9, 2017; Amended and Restated as of September 20, 2017)

SECTION 1 PURPOSES

The purposes of the Tellurian Inc. Amended and Restated 2016 Omnibus Incentive Compensation Plan (as amended and/or restated, the “Plan”) are to promote the interests of Tellurian Inc., a Delaware corporation (the “Company”), and its stockholders by strengthening its ability to attract, retain, and motivate Employees, members of the Board, and Consultants of the Company and any Subsidiary by furnishing suitable recognition of their performance, ability, and experience, to align their interests and efforts to the long-term interests of the Company’s stockholders, and to provide them with a direct incentive to achieve the Company’s strategic and financial goals. In furtherance of these purposes, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, Cash Awards, and Other Stock-Based Awards to Participants in accordance with the terms and conditions set forth below.

SECTION 2 DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

1. Affiliate

Any person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting or other securities, by contract or otherwise.

2. Award

Any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Award, Cash Award, or Other Stock-Based Award granted pursuant to the terms of this Plan, in each case payable in Common Stock and/or in cash as may be designated by the Plan Administrator.

3. Award Agreement

The written agreement setting forth the terms, conditions, rights, and duties applicable to an Award granted under the Plan. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance. To the extent permitted by law, the Plan Administrator may, in its discretion, provide for the use of electronic, internet, or other non-paper Award Agreements, and provide that execution of an Award Agreement may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such Award Agreement, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such Award Agreement for purposes of execution thereof.

4. Beneficiary

The person or persons designated by the Participant pursuant to Section 7.3(f) or Section 18.8 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

5. Board

The Board of Directors of the Company.

6. Cash Awards

As defined in Section 13.1 of this Plan.

7. Cause

“Cause” shall have the meaning ascribed thereto in any Award Agreement, or in any Individual Agreement, or, in the absence of such Individual Agreement, a termination of a Participant’s employment with the Company and its Subsidiaries resulting from (a) Participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving fraud, dishonesty or moral turpitude; (b) Participant’s gross negligence with regard to the Company or any Affiliate in respect of their duties for the Company or any Affiliate; (c) Participant’s willful misconduct having or, which in the good faith discretion of the Board could have, an adverse impact on the Company or any Affiliate economically or reputation-wise; (d) Participant’s material breach of their respective Award Agreement, any Individual Agreement entered into with the Company or any Affiliate or material breach of any code of conduct or ethics or any other policy of the Company, which breach (if curable in the good faith discretion of the Board) has remained uncured for a period of ten (10) days following the Company’s delivery of written notice to Participant specifying the manner in which the agreement or policy has been materially breached; or (e) Participant’s failure to perform their reasonably assigned duties to the Company or Affiliate, including by reason of their habitual absenteeism or due to their insubordination (other than such failure resulting from their incapacity due to physical or mental illness), which failure has continued for a period of at least ten (10) days following the Company’s delivery of written notice to Participant specifying the manner in which the Company believes Participant has not performed their duties. With respect to a Consultant, Cause shall also include a breach by the Consultant of the applicable consulting or similar service agreement. With respect to a Participant’s Termination of Directorship, such termination for “cause” shall be determined in accordance with the provisions of Section 141(k) of the Delaware General Corporation Law. Whether a Participant has been terminated for Cause will be determined by the Board in its sole discretion with respect to a Section 16 Insider, and, with respect to all other Participants, by the Company’s Chief Executive Officer (or his or her designee) in his or her sole discretion.

8. Change in Capitalization

Any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend, or other distribution in respect of shares, a change in value) in the shares of Common Stock, or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights, or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination, or exchange of shares, change in corporate structure, or otherwise.

9. Change of Control

The occurrence of any of the following after the Effective Date:

(a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or its Affiliates, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.9(c) of this Plan, below, or (5) any acquisition of additional securities by any Person who, as of the Restatement Effective Date, held 15% or more of either (x) the Outstanding Company Common Stock or (y) the Outstanding Company Voting Securities; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) or consummation by the Company of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person who, as of the Restatement Effective Date, held 15% or more of either (x) the Outstanding Company Common Stock or (y) the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or equivalent governing authority) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is (A) subject to Section 409A and (B) a Change of Control would accelerate the timing of payment thereunder, the settlement of such Award shall not occur until the earliest of (1) the Change of Control if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (2) the date such Award would otherwise be settled pursuant to the terms of the applicable Award Agreement and (3) the Participant’s “separation of service” within the meaning of Section 409A.

10. Code

The U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

11. Common Stock

The Common Stock of the Company, $0.01 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5 of this Plan.

12. Company

As defined in Section 1 of this Plan.

13. Compensation Committee

The Compensation Committee of the Board.

14. Consultant

Any consultant, agent, advisor, or independent contractor who renders services to the Company or any Subsidiary and who is a natural person and otherwise qualifies as a consultant under the applicable rules of the U.S. Securities and Exchange Commission for registration of Common Stock on a Form S-8 Registration Statement.

15. Covered Employee

With respect to any grant of an Award, the Chief Executive Officer of the Company and any other Participant who the Plan Administrator deems, at the time of grant, is or may be a “covered employee” as defined in Section 162(m) in the year of payment of the Award.

16. Director

Any individual who is a member of the Board of Directors of the Company or of any Subsidiary.

17. Disability

“Disability” shall have the meaning ascribed thereto in any Award Agreement, or in any Individual Agreement, or, in the absence of such Individual Agreement, shall mean that the Participant has experienced a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code. The determination of whether a Participant has experienced a Disability shall be determined under procedures established by the Compensation Committee. Notwithstanding the foregoing, for an Award under the Plan that provides for vesting and/or payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award (as hereinafter defined), the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A and (C) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

18. Effective Date

The effective date of the Plan is February 9, 2017, the date on which it was approved by the stockholders of the Company.

19. Employee

Any employee of the Company or of any Subsidiary. An Employee on a leave of absence for such periods and purposes conforming to the personnel policy of the Company may be considered still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

20. Employer

As to any Participant on any date, the Company or a Subsidiary that employs or retains the Participant on such date.

21. Exchange Act

The U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

22. Fair Market Value

As of any given date, the closing sales price at which Common Stock is sold on such date (a) as reported on the principal national securities exchange in the United States on which it is then traded (currently, the the Nasdaq Stock Market); or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Plan Administrator in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

23. Incentive Award

A percentage of total compensation (including base salary, any bonuses, and other compensation paid to the Participant), a fixed dollar amount, or other measure of compensation which Participants are eligible to receive, in cash, shares of Common Stock and/or other Awards under the Plan, if certain performance measures are achieved.

24. Incentive Stock Option

An Option intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code, as in effect at the time of grant of such Option, or any statutory provision that may hereafter replace such section.

25. Individual Agreement

An employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

26. Maximum Grant

The maximum grants set forth in Section 5.2 of this Plan.

27. Nonqualified Option

An Option which is not intended to, or which fails to, meet the requirements of an “incentive stock option” as defined in Section 422 of the Code.

28. Option

An Incentive Stock Option or a Nonqualified Option.

29. Option Price

The price per share of Common Stock at which an Option is exercisable.

30. Other Stock-Based Award

As defined in Section 13.2 of this Plan.

31. Participant

An eligible Employee, Director, or a Consultant to whom an Award or Awards are granted under the Plan as set forth in Section 4 of this Plan.

32. Performance Goals

The Plan Administrator may grant Awards subject to one or more performance goals to any Participant, including, without limitation, to any Covered Employee; provided, however, that Awards that are intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) shall be subject to at least one or more of the Performance Goals set below (collectively the “Performance Goals”), and such Awards may, but need not, also be subject other performance goals in addition to one or more of the Performance Goals below; provided, further, that the Plan Administrator may grant Awards subject to Performance Goals that are not intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), and such Awards may, but need not, be subject to any of the Performance Goals set forth in the table below or to any other performance goals. Achievement of Performance Goals in respect of Awards may be measured based on performance over a Performance Period, as specified by the Plan Administrator, or may be determined based on whether or not the Performance Goals are satisfied at any time prior to the expiration of a Performance Period. As to any such Awards, the Plan Administrator shall establish one or more of the Performance Goals for each Performance Period in writing.

Each Performance Goal selected for a particular Performance Period shall include any one or more of the following, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a Subsidiary or a business unit of the Company or any Subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of time, on an absolute basis or relative to the pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Plan Administrator: (A) earnings; (B) earnings per share; (C) revenue (including increased revenues); (D) profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); (E) cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); (F) return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (G) equity ratios; (H) gross margin; (I) net income measures (including income after capital costs and income before or after taxes); (J) earnings; (K) pretax earnings; (L) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (M) earnings before taxes and depreciation (“EBTD”); (N) earnings before interest and taxes (“EBIT”); (O) earnings before interest, taxes, depreciation, amortization, and exploration expenses (“EBITDAX”); (P) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (Q) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (R) stock price measures (including growth measures and total stockholder return); (S) debt reduction; (T) price per share of Common Stock; (U) market share; (V) earnings per share or adjusted earnings per share (actual or growth in); (W) economic value added (or an equivalent metric); (X) market value added; (Y) debt to equity ratio; (Z) expense measures (including overhead cost and general and administrative expense); (AA) changes in working capital; (BB) margins; (CC) stockholder value; (DD) proceeds from dispositions; (EE) total market value; (FF) customer satisfaction or growth; (GG) contracted LNG quantity; (HH) construction milestones; (II) engineering milestones; (JJ) execution of engineering, procurement and construction agreements; (KK) implementation, completion or attainment of measurable objectives with respect to financing or construction of entire projects or stages of projects; (LL) regulatory milestones; (MM) completion of regulatory filings; (NN) receipt of and compliance with regulatory approvals; (OO) receipt of a commitment of financing or refinancing; (PP) closing of financing or refinancing; (QQ) execution of commercial agreements; (RR) achievement of safety standards; (SS) fuel usage; (TT) asset quality levels; (UU) asset sale targets; (VV) investments; (WW) satisfactory internal or external audits; (XX) achievement of balance sheet or income objectives; (YY) employee retention/ attrition rates; (ZZ) improvements of financial ratings; (AAA) charge-offs; (BBB) MMBTU growth per net debt-adjusted share; (CCC) reaching final investment decision; (DDD); fuel usage; (EEE) cost of production; (FFF) management of risk; (GGG) investments; (HHH) assets; (III) value of assets; and (JJJ) non-performing assets.

Except as otherwise determined by the Compensation Committee, in its sole discretion, at grant, the measures used in Performance Goals set under the Plan with respect to Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Compensation Committee, in its sole discretion, consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable Performance Period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b) all items of gain, loss or expense for the fiscal year or other applicable Performance Period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable Performance Period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable Performance Period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Compensation Committee as exercised at the time the Performance Goals are set, to the extent permitted under Section 162(m) of the Code.

In establishing Performance Goals in respect of Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) with respect to Covered Employees, the Plan Administrator shall ensure such Performance Goals (i) are established no later than the end of the first 90 days of the Performance Period (or such other time as may be required or permitted for “performance-based compensation” under Section 162(m), if applicable), and (ii) satisfy all other applicable requirements imposed by

Section 162(m), including the requirement that such Performance Goals be stated in terms of an objective formula or standard, and the Plan Administrator may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Goal. Prior to the payment of any “performance-based compensation” intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the Plan Administrator shall certify in writing (which shall be satisfied upon the Plan Administrator’s approval of preambles and resolutions regarding such performance results and payout and without condition with respect to any subsequent approval of the minutes of the meeting relating to such certification) the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested, or delivered as a result thereof; provided, that the Plan Administrator may, in its sole discretion, reduce, but not increase, such amount; provided, further, that the Plan Administrator may not exercise discretion to increase any such amount payable in respect of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m).

33. Performance Period

That period of time during which Performance Goals are evaluated to determine the vesting, granting, or payout of Awards under the Plan, as the Plan Administrator may determine, provided that the period is no longer than ten (10) years. Achievement of Performance Goals in respect of Awards may be measured based on performance over a Performance Period, or may be determined based on whether or not the performance goals are satisfied at any time prior to the expiration of a Performance Period, as specified by the Plan Administrator.

34. Performance Shares

An Award granted under the Plan representing the right to receive a number of shares of Common Stock for each Performance Share granted, as the Plan Administrator may determine.

35. Performance Units

An Award granted under the Plan representing the right to receive a payment (either in cash or Common Stock) equal to the value of a Performance Unit, as the Plan Administrator may determine.

36. Permitted Transferee

As defined in Section 7.3(f) of this Plan.

37. Plan

As defined in Section 1 of this Plan.

38. Plan Administrator

The Compensation Committee or other committee of the Board appointed and authorized pursuant to Section 3.1 of this Plan to administer the Plan. Any authority granted to the Compensation Committee may also be exercised by the full Board; provided, however, the full Board shall not be permitted to exercise authority granted to the Compensation Committee to the extent that the grant or exercise of such authority would cause an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code not to qualify for, or to cease to qualify for, such exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Compensation Committee, the Board action shall control.

39. Prior Plans

The Company’s 1998 Stock Incentive Plan, and the Company’s 2012 Omnibus Incentive Compensation Plan, in each case as amended.

40. Restatement Effective Date

The effective date of this Amended and Restated Plan is September 20, 2017, the date on which this amendment and restatement of the Plan was approved by the stockholders of the Company.

41. Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 10 of this Plan and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in this Plan shall include Restricted Stock awarded in conjunction with Incentive Awards pursuant to Section 12 of this Plan, unless the context otherwise requires.

42. Restricted Stock Units

An Award granted under the Plan representing a right to receive a payment (either in cash or Common Stock) equal to the value of a share of Common Stock.

43. Restriction Period

As defined in Sections 10.2 and 11.2 of this Plan, as applicable.

44. Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

45. Section 16 Insider

Any person who is selected by the Plan Administrator to receive an Award pursuant to the Plan and who is or is reasonably expected to become subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

46. Section 162(m)

Section 162(m) of the Code.

47. Section 409A

Section 409A of the Code.

48. Section 409A Covered Award

An Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A.

49. Securities Act

The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

50. Stock Appreciation Right

Any right granted under Section 8 of this Plan.

51. Subsidiary

An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation, partnership, joint venture, limited liability company, limited liability partnership, or other entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting power or profit interests, or as to which the Company or one of its Affiliates serves as general or managing partner or in a similar capacity. Notwithstanding the foregoing, for purposes of Options intended to qualify as Incentive Stock Options, the term “Subsidiary” shall mean a corporation (or other entity treated as a corporation for tax purposes) in which the Company directly or indirectly holds fifty percent (50%) or more of the voting power, or a limited liability company owned by the Company that is treated as a disregarded entity for federal income tax purposes.

52. Termination of Service

Subject to Section 15 and 18.5 of the Plan, “Termination of Services” means:

(a) As to an Employee, the time when the employee-employer relationship between an Employee and the Company or any Employer is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or retirement, but excluding terminations where the Employee simultaneously commences or remains in employment or service with the Company or any Employer (a “Termination of Employment”).

(b) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or any Employer is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Employer (a “Termination of Consultancy”).

(c) As to a Director, the time when the engagement of a Director is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Director simultaneously is re-appointed to the Board, or otherwise commences or remains in employment or service with the Company or any Employer (a “Termination of Directorship”).

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A as determined by the Compensation Committee, a termination of service means a “separation from service” (within the meaning of Section 409A).

SECTION 3 ADMINISTRATION

1. Plan Administrator

(a) The Plan Administrator shall be the Compensation Committee, or any other duly authorized committee of the Board (comprised of two or more members of the Board) that is appointed by the Board to administer the Plan. The Plan Administrator (including each individual who is a member thereof) shall be constituted at all times so as to (i) be “independent” as such term is defined pursuant to the rules of any stock exchange on which the Common Stock may then be listed, and (ii) meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m), so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

(b) The Plan Administrator may designate appropriate Employees or other agents of the Company to handle the day-to-day administrative matters of the Plan, except as otherwise necessary to satisfy the requirements of Sections 162(m) of the Code with respect to Awards intended to qualify as performance-based compensation under Section 162(m) and the requirements of Rule 16b-3 with respect to Awards granted under the Plan to Section 16 Insiders.

(c) The Plan Administrator also may delegate, by resolution adopted by the Board or the Committee, to a committee of one or more members of the Board and/or to one or more executive officers of the Company the authority to grant Awards under the Plan, including the authority to select Participants to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards, subject to the terms of the Plan and any additional limitations as may be contained in resolutions adopted by the Board or the Committee from time to time, except as otherwise necessary to satisfy the requirements of Sections 162(m) of the Code with respect to Awards intended to qualify as performance-based compensation under Section 162(m) and the requirements of Rule 16b-3 with respect to Awards granted under the Plan to Section 16 Insiders.

2. Authority of Plan Administrator

Subject to the express terms and conditions set forth herein, the Plan Administrator shall have the authority and power from time to time to:

(a) select the Participants to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards, and prescribe the terms and conditions (which need not be identical) of each such Award, including, in the case of Options and Stock Appreciation Rights, the Option Price, vesting schedule, and duration;

(b) set the terms and conditions of any Award consistent with the terms of the Plan (which may be based on Performance Goals or other performance measures as the Plan Administrator shall determine), and make any amendments, modifications, or adjustments to such Awards as are permitted by the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder, and establish, amend, and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 and the Code, to the extent applicable, and other applicable laws, and otherwise to make the Plan fully effective;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Plan Administrator in the exercise of the above authority and powers shall be final, binding, and conclusive upon the Company, a Subsidiary, the Participants, and all other persons having or claiming any interest therein. The Plan Administrator shall cause the Company, at the Company’s expense, to take any action related to the Plan which may be necessary to comply with the provisions of any U.S. federal, state, or foreign law, or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with. All Awards and any administrative action taken by the Plan Administrator shall be in conformity with all applicable U.S. federal, state, and local laws and shall not discriminate on the basis of gender, race, color, religion, national origin, citizenship, age, disability, marital or veteran’s status, or any other legally protected categories.

Notwithstanding the foregoing, the Plan Administrator shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Awards intended to qualify as performance-based compensation under Section 162(m) if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation under Section 162(m), in each case, without the approval of the Board.

3. Indemnification of Plan Administrator

Each member of any committee acting as Plan Administrator, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel, or consultants hired by the committee, or other agents assisting in the administration of the Plan. The Plan Administrator and any Employee of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected under the Company’s charter or by-laws with respect to any such action or determination.

SECTION 4 ELIGIBILITY

To be eligible to be a Participant, an individual must be an Employee , a Consultant or a Director, as of the date on which the Plan Administrator grants to such individual an Award under the Plan. Each grant of an Award under the Plan shall be evidenced by an Award Agreement.

SECTION 5 SHARES AVAILABLE FOR THE PLAN

1. Aggregate Shares

(a) Share Authorization

Subject to adjustment as provided in Section 5.3 of this Plan, the maximum number of shares of Common Stock available for grant to Participants under this Plan on or after the Effective Date shall be 40,000,000 shares of Common Stock, plus any remaining authorized shares of Common Stock available under the Prior Plans (and not subject to outstanding awards under the Prior Plans) immediately before the Effective Date, upon which this Plan shall replace the Prior Plans and no further awards shall be made under the Prior Plans. The authorized number of shares of Common Stock from the Prior Plans is subject to adjustment after the Effective Date as set forth in subsection (b) below. The maximum number of shares of Common Stock that may be granted pursuant to Options intended to be Incentive Stock Options shall be 5,000,000 shares, subject to adjustment as set forth in subsection (b) below.

(b) Share Usage

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued; provided, however, that any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights granted on or after the Restatement Effective Date shall be counted against the maximum share limit in Section 5.1(a) as 0.4 shares for every share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights granted on or after to the Restatement Effective Date shall be counted against this limit as one share for every share granted. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock, or are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, or are settled in cash in lieu of shares of Common Stock, shall be available again for grant under this Plan; provided, however, that any shares of Common Stock related to grants or awards made under the Prior Plans that after the Effective Date may lapse, expire, terminate, or are cancelled or surrendered to the Company, without having been exercised in full, shall not become available for grant under this Plan. Such shares of Common Stock related to an Award under this Plan shall increase the share authorization by one (1) share of Common Stock. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for Awards under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. In addition, the full number of Incentive Stock Options granted under the Plan shall be counted against the maximum number of Incentive Stock

Options that may be awarded under the Plan pursuant to the last sentence of subsection (a) above, regardless of the number of shares of Common Stock actually issued upon exercise of such Incentive Stock Options. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares of Common Stock or treasury shares of Common Stock.

2. Annual Limitations

(a) Subject to adjustment as provided in Section 5.3 of this Plan, the following limitations shall apply to grants of Awards under the Plan: (i) the maximum aggregate grant with respect to shares of Common Stock that a Participant may be granted in any one calendar year under the Plan pursuant to Awards other than Options or Stock Appreciation Rights shall be 10,000,000 shares of Common Stock; (ii) the maximum aggregate grant with respect to shares of Common Stock that a Participant may be granted in any one calendar year under the Plan pursuant to Awards of Options or Stock Appreciation Rights shall be 10,000,000 shares of Common Stock; and (iii) with respect to a grant of cash, the maximum aggregate award that a Participant may earn in any one calendar year shall be equal to the value of 10,000,000 shares of Common Stock (calculated based on the Fair Market Value of a share of Common Stock as of the time of payment or settlement), and each of the foregoing calendar-year limits shall be proportionately adjusted upward or downward for any period of performance longer or shorter than twelve (12) months.

(b) Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 5.3 of this Plan, no Director may be granted, in any one calendar year, Awards specifically granted under this Plan with an aggregate maximum value (calculated based on the Fair Market Value of a share of Common Stock as of the grant date), of more than $2,000,000. The maximum number of shares of Common Stock subject to Awards granted under the Plan or otherwise during any one fiscal year to any Director, taken together with any cash fees paid by the Company to such Director during such fiscal year for service as a Director shall not exceed $2,000,000 in total value (calculated based on the Fair Market Value of a share of Common Stock as of the grant date), including for this purpose, the value of any stock-based Awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock-based Award granted in a previous fiscal year.

3. Adjustments in Authorized Shares

(a) In the event of a Change in Capitalization, the Plan Administrator shall make such proportionate adjustments, if any, as it determines are appropriate and equitable, and to the extent such an action does not conflict with the General Corporation Law of the State of Delaware or other applicable laws or securities exchange rules, to (i) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Nonqualified Options, Incentive Stock Options, and Stock Appreciation Rights, (iii) the Maximum Grants (other than those based on cash limitations), (iv) the number and class of shares of Common Stock or other stock or securities or other property (including cash) which are subject to outstanding Awards granted under the Plan and the Option Price or exercise price therefore, if applicable, and (v) the Performance Goals. Any such adjustment shall be final, binding, and conclusive on all persons claiming any right or interest under the Plan.

(b) Any such adjustment in the shares of Common Stock or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code, and only to the extent otherwise permitted by Sections 422 and 424 of the Code, or (ii) subject to outstanding Awards that are intended to qualify as performance-based compensation under Section 162(m) shall be made in such a manner as not to adversely affect the treatment of the Awards as performance-based compensation.

(c) If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option or Stock Appreciation Right with respect to, new, additional, or different shares of stock or securities of the Company or any other entity, such new, additional, or different shares shall thereupon be subject to all of the conditions, restrictions, and performance criteria which were applicable to the shares of Common Stock that such shares replaced or to the Option or Stock Appreciation Right, as the case may be, prior to such Change in Capitalization.

(d) Notwithstanding the foregoing, (i) any adjustments made pursuant to this Section 5.3 of this Plan to an Award that constitutes a Section 409A Covered Award shall be made in a manner intended to comply with the requirements of Section 409A; and (ii) any adjustments made pursuant to this Section 5.3 of this Plan to an Award that does not constitute a Section 409A Covered Award shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A .

(e) Any adjustment under this Section 5.3 of this Plan need not be the same for all Participants.

4. Effect of Certain Transactions

Following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction (which treatment may be different as among different types of Awards and different holders thereof) or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any other Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions, and performance criteria which were applicable to Awards prior to such Transaction, but giving effect to any applicable provision of this Plan or any Award Agreement if the Transaction is a Change of Control. The foregoing is in addition to any rights provided under Section 16 of this Plan in the event of a Change of Control. The treatment of any Award as provided in this Section 5.4 shall be conclusively presumed to be appropriate for purposes of Section 5.3 of this Plan.

SECTION 6 AWARD AGREEMENTS

Upon a determination by the Plan Administrator that an Award is to be granted to a Participant pursuant to Section 7, 8, 9, 10, 11, 12, or 13 of this Plan, an Award Agreement shall be provided to such Participant as soon as practicable specifying, without limitation, the terms, conditions, rights, and duties related thereto, including terms requiring forfeiture of Awards in the event of a Termination of Service by the Participant, and terms relating to Clawback/Forfeiture Events under Section 18.1 of this Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

SECTION 7 STOCK OPTIONS

1. Grant of Options

Options may be granted to eligible Participants in such number, and at such times during the term of the Plan, as the Plan Administrator shall determine. The Plan Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, or the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Plan Administrator by resolution, written consent, or other appropriate action determines to grant such an Option to a particular

Participant at the Option Price. Each Option granted under the Plan shall be identified in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option (or if no such identification is made, then it shall be a Nonqualified Option). No Incentive Stock Option shall be granted to any Participant who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424 (f) of the Code).

2. Special Provisions Applicable to Incentive Stock Options

If an Award is intended by the Plan Administrator to be an Incentive Stock Option, each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such Option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Employee agrees otherwise. Awards intended to be Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to Options generally, shall be subject to the following conditions:

(a) Ten Percent (10%) Stockholders

An Employee must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option, determined at the time the Option is granted, and (ii) the Option is not exercisable more than five (5) years from the date the Option is granted.

(b) Annual Limitation

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonqualified Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Options.

(c) Additional Terms

Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the Option to be an Incentive Stock Option.

(d) Notice of Disqualifying Disposition

If an Employee makes any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Employee shall notify the Company of such disqualifying disposition within twenty (20) days thereof, and from and after such disqualifying disposition, the Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options.

3. Terms of Options

Except as otherwise provided in the Award Agreement and Section 7.2 of this Plan, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

(a) Option Price

The Option Price shall be determined by the Plan Administrator in any reasonable manner, but shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Option.

(b) Duration of Options

Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any Option (whether a Nonqualified Option or an Incentive Stock Option) be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c) Exercise of Options

Common Stock covered by an Option may be purchased at one time or in such installments over the option period as may be provided in the Award Agreement. Any Common Stock not purchased on an applicable installment date may be purchased thereafter at any time prior to the expiration of the Option in accordance with its terms. To the extent that the right to purchase Common Stock has accrued thereunder, an Option may be exercised, in whole or in part, from time to time by notice to the Company setting forth the amount of Common Stock with respect to which the Option is being exercised; provided however, that except as otherwise provided in the Award Agreement, any partial exercise shall be for whole shares of Common Stock only.

(d) Payment

The purchase price of Common Stock purchased under Options shall be paid in full to the Company upon the exercise of the Option, by delivery of consideration equal to the product of the Option Price and the Common Stock purchased (the “Purchase Price”). The Purchase Price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable laws and regulations (including, without limitation, U.S. federal tax and securities laws and regulations, and applicable state corporate law), and as determined by the Plan Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Plan Administrator shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods), and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft, or money order payable to the Company;

(ii) pursuant to a broker-assisted cashless exercise program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to promptly deliver to the Company sufficient proceeds from the sale of Common Stock to pay the aggregate Purchase Price;

(iii) by delivery to the Company (either by actual delivery or attestation presenting satisfactory proof of beneficial ownership of such Common Stock) of shares of Common Stock already owned by the Participant, with the Fair Market Value of such Common Stock as delivered to be determined as of the day of exercise;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value (determined as of the same day as the exercise of the Option) that does not exceed the aggregate Purchase Price; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the Purchase Price pursuant to the “net exercise,” (B) are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Plan Administrator in its sole discretion and permissible under applicable laws and regulations.

(e) No Rights as a Stockholder

A Participant shall have none of the rights of a stockholder with respect to shares of Common Stock subject to an Option until the shares of Common Stock are issued to the Participant upon exercise of the Option.

(f) Restrictions

The Plan Administrator shall determine and reflect in the Award Agreement, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such Common Stock acquired through the exercise of such Options for such periods as the Plan Administrator may determine. In addition, to the extent permitted by applicable laws and regulations, the Plan Administrator may require that a Participant who wants to effectuate a cashless exercise of Options be required to sell the Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of an Option, including, without limitation, (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(g) Transferability of Options

Notwithstanding Section 18.2 of this Plan and only if allowed by the Plan Administrator in its discretion, Nonqualified Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity, partnership or other legal entity (with a person who thus acquires such Nonqualified Options by such transfer, a “Permitted Transferee”). A transfer of a Nonqualified Option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding Options. In the event an Option is transferred as contemplated hereby, the Option may not be subsequently transferred by the Permitted Transferee, except for a transfer back to the Participant or by will or the laws of descent and distribution. A transferred Option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family member” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, and sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred Option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the Option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate, or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death.

(h) Purchase for Investment

The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an Option under the Plan, and each person into whose name the Common Stock shall be issued pursuant to the exercise of an Option, represent and agree that any and all Common Stock purchased pursuant to such Option is being purchased for investment only and not with a view to the distribution or resale thereof, and that such Common Stock will not be sold except in accordance with such restrictions or limitations as may be set forth in the Option or by the Plan Administrator. This Section 7.3(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of the Common Stock as to which Options may from time to time be granted, as contemplated in Section 17 of this Plan.

(i) Death of Optionholder

Unless otherwise provided in an Award Agreement, in the event a Participant’s Termination of Service as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall immediately cease to be exercisable and terminate for no consideration.

SECTION 8 STOCK APPRECIATION RIGHTS

1. Grant of Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants in such number, and at such times during the term of the Plan, as the Plan Administrator shall determine. The Plan Administrator may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, or the satisfaction of an event or condition within the control of the recipient of the Stock Appreciation Right or within the control of others. The granting of a Stock Appreciation Right shall take place when the Plan Administrator by resolution, written consent, or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price. A Stock Appreciation Right may be granted independent of or in tandem or in combination with an Option or other Award under the Plan, as set forth in the applicable Award Agreement.

2. Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Plan Administrator shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Common Stock or the cash equivalent thereof (as determined by the Plan Administrator in its sole discretion except as otherwise provided in an Award Agreement), with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price determined by the Plan Administrator on the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant) times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The value of any fractional shares shall be paid in cash.

3. Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a) A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine.

(b) The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled. To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c) A holder of Stock Appreciation Rights shall have none of the rights of a stockholder with respect to the Common Stock subject thereto until the Common Stock, if any, is issued to such holder pursuant to such holder’s exercise of such rights.

(d) The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of an Option, as set forth in Section 7.3 of this Plan.

SECTION 9 PERFORMANCE SHARES AND PERFORMANCE UNITS

1. Grant of Performance Shares and Performance Units

Subject to the limitations in Section 5.2 of this Plan, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as the Plan Administrator shall determine. The Plan Administrator shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant and the terms and conditions thereof. Performance Shares and Performance Units may be granted alone or in combination with any other Award under the Plan. Awards of Performance Shares and Performance Units may be granted to Covered Employees with or without the intention to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) as the Plan Administrator shall determine.

2. Value of Performance Shares and Performance Units

The Plan Administrator shall establish Performance Goals for any specified Performance Periods. Except as otherwise determined by the Plan Administrator and set forth in the Award Agreement, the Performance Period in respect of Performance Shares and Performance Units granted under the Plan shall be at least one (1) year with respect to grants of Performance Shares or Performance Units. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator shall establish an initial amount of Common Stock for each Performance Share and an initial value for each Performance Unit granted to each Participant for that Performance Period. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator also shall set the Performance Goals that will be used to determine the extent to which the Participant receives Common Stock for the Performance Shares or payment of the value of the Performance Units awarded for such Performance Period. With respect to each such Performance Goal utilized during a Performance Period, the Plan Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the number of Performance Shares or value of Performance Units awarded.

3. Payment of Performance Shares and Performance Units

In the case of a Performance Goal measured over a Performance Period, at or after the end of the Performance Period, the Plan Administrator shall determine the amount, if any, of Awards payable to each Participant based upon achievement of the business criteria over a Performance Period. In the case of a Performance Goal satisfied based upon whether or not certain specified business criteria are achieved at any time during a Performance Period, at or following the satisfaction of the applicable business criteria (even if prior to the expiration of the applicable Performance Period), the Plan Administrator shall determine the amount, if any, of Awards payable to each Participant upon the achievement of the applicable business criteria. After a Performance Period has ended (or at or following the satisfaction of the applicable business criteria, even if prior to the expiration of the applicable Performance Period), the holder of a Performance Share or Performance Unit shall be entitled to receive the value thereof as determined by the Plan Administrator. The Plan Administrator shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 of this Plan have been met. The Plan Administrator shall then determine the applicable percentage or other relative value to be applied to, and will apply such percentage or other relative value to, the number of Performance Shares or value of Performance Units to determine the payout to be received by the Participant. In addition, with respect to Performance Shares and Performance Units intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), no payout shall be made hereunder except upon written certification by the Plan Administrator that the applicable Performance Goals have been satisfied to a particular extent. The Compensation Committee shall have the authority to determine whether the Performance Goals and other terms and conditions of the Award satisfied all determinations by the Compensation Committee as to the establishment of Performance Goals, the amount of any Award, and the achievement of Performance Goals relating to Awards shall be made in writing in the case of any Award granted to a Participant. The Compensation Committee may not delegate any responsibility relating to such Awards. The Compensation Committee shall have no discretion to modify or waive the Performance Goals or conditions to the grant or vesting of an Award unless such Award is not intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) and the relevant Award Agreement provides for such discretion, without the approval of the Board.

4. Form and Timing of Payment

The payment described in Section 9.3 of this Plan shall be made in Common Stock, or in cash, or partly in Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement. The value of any fractional shares shall be paid in cash. Payment shall be made in a lump sum or installments as prescribed by the Award Agreement, as applicable, and consistent with Section 409A. If Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.

5. Dividend Equivalents

The Award Agreement for Performance Shares or Performance Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, shares of Common Stock or other property corresponding to the dividends payable on the share of Common Stock. The Plan Administrator may provide that Performance Shares or Performance Units awarded under the Plan shall be entitled to an amount per Performance Share or Performance Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates (“Dividend Payment Date”) occurring during the period between the date on which the Performance Shares or Performance Units are granted to the Participant and the date on which such Performance Shares or Performance Units are settled, cancelled, forfeited, waived, surrendered, or terminated under the Plan. Such paid amounts, called “dividend equivalents,” shall be accrued and paid in cash and/or Common Stock (including reinvestment in additional shares of Common Stock) and paid at such time as the Performance Share or Performance Unit to which it relates vests and settles as the Plan Administrator shall determine. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividend equivalents are deferred, they shall be payable in accordance with the requirements of Section 409A.

SECTION 10 RESTRICTED STOCK

1. Grant of Restricted Stock

Subject to the limitations in Section 5.2 of this Plan, Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan

Administrator may grant Restricted Stock or provide for the grant of Restricted Stock, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

2. Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, the Restricted Stock shall be subject to the satisfaction of vesting and forfeiture conditions for a period of at least one (1) year with respect to Restricted Stock subject to restrictions based upon employment or other service and at least one (1) year with respect to Restricted Stock subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”). During the Restriction Period, the Plan Administrator shall evidence the restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, (i) by means of appropriate legends on certificates for shares of Restricted Stock that have been certificated, and (ii) by means of appropriate stop-transfer orders for shares of Restricted Stock credited to book-entry accounts).

3. Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody, until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock, that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

4. Voting Rights; Dividends and Other Distributions

A Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company with respect to such Restricted Stock. Except as otherwise provided under an Award Agreement, a Participant who receives a grant of Restricted Stock shall have the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Common Stock. The Award Agreement may provide that any cash dividend paid on a share of Common Stock subject to the Restricted Stock be (i) paid in cash on or about the Dividend Payment Date; (ii) accrued and paid at such time as the Restricted Stock to which it relates vests and settles; (iii) paid in Common Stock on or about the Dividend Payment Date; (iv) accrued and/or reinvested in additional shares of Common Stock and paid at such time as the Restricted Stock to which it relates vests and settles; or (v) in any combination thereof. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividends are deferred, they shall be payable in accordance with the requirements of Section 409A.

5. Issuance of Shares; Settlement of Awards; Forfeiture

When the restrictions imposed by Section 10.2 of this Plan expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Participant shall be obligated to return to the Company any certificate representing shares of Restricted Stock (if applicable), and the Company shall deliver to the Participant one (1) share of Common Stock (which may be delivered in book-entry or certificated form) in satisfaction of each share of Restricted Stock, which shares so delivered shall not contain any legend. The delivery of shares pursuant to this Section 10.5 of this Plan shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 18.10 of this Plan. Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash. To the extent that the restrictions imposed by Section 10.2 of this Plan do not expire or otherwise lapse during or upon the end of the Restriction Period with respect to one or more shares of Restricted Stock pursuant to the terms and conditions thereof, such shares of Restricted Stock shall be forfeited to the Company, and the Participant shall be obligated to return to the Company for cancellation any certificate(s) representing shares of such Restricted Stock (if applicable).

SECTION 11 RESTRICTED STOCK UNITS

1. Grant of Restricted Stock Units

Subject to the limitations in Section 5.2 of this Plan, Restricted Stock Units may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant Restricted Stock Units or provide for the grant of Restricted Stock Units, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

2. Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, the Restricted Stock Units shall be subject to the satisfaction of vesting conditions, as determined by the Plan Administrator, for a period of no less than one (1) year with respect to Restricted Stock Units subject to restrictions based upon employment or other service and one (1) year with respect to Restricted Stock Units subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”).

3. Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including the requirement that certain pre-established Performance Goals be met. A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company with respect to shares of Common Stock that may be issued in settlement of such Restricted Stock Units, and shall not acquire any rights of a stockholder with respect thereto, unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

4. Dividend Equivalents

The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, shares of Common Stock or other property corresponding to the dividends payable on the shares of Common Stock. The Award Agreement may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the Dividend Payment Dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered, or terminated under the Plan. Such paid amounts, called “dividend equivalents,” shall be (i) paid in cash on or about the Dividend Payment Date or accrued and paid at such time as the Restricted Stock Unit to which it relates vests and settles, (ii) paid in Common Stock on or about the Dividend Payment Date or accrued and/or reinvested in additional shares of Common Stock and paid at such time as the Restricted Stock Units to which it relates vests and settles, or (iii) paid in any combination thereof of cash or Common Stock. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividend equivalents are deferred, they shall be payable in accordance with the requirements of Section 409A.

5. Issuance of Shares; Settlement of Awards; Forfeiture

Except as permitted by the Plan Administrator and specified in the Award Agreement, when the restrictions imposed by Section 11.2 of this Plan expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash, or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as the Plan Administrator shall determine and is in accordance with Section 409A. The delivery of shares pursuant to this Section 11.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 18.10 of this Plan. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash. To the extent that the restrictions imposed by Section 11.2 of this Plan do not expire or otherwise lapse during or upon the end of the Restriction Period with respect to one or more Restricted Stock Units pursuant to the terms and conditions thereof, such Restricted Stock Units shall be forfeited and cancelled.

SECTION 12 INCENTIVE AWARDS

1. Incentive Awards

Prior to the beginning of each Performance Period, or not later than ninety (90) days following the commencement of the relevant fiscal year (or such other time as may be required or permitted for “performance-based compensation” under Section 162(m), if applicable), the Plan Administrator shall establish Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m). The Performance Goals or other performance measures may be based on any combination of corporate and business unit Performance Goals or other performance measures. The Plan Administrator may also establish one or more Company-wide Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period. Such Performance Goals or other performance measures may include a threshold level of performance below which no Incentive Award shall be earned, target levels of performance at which specific Incentive Awards will be earned, and a maximum level of performance at which the maximum level of Incentive Awards will be earned. Each Incentive Award shall specify the amount of cash and the amount of any shares of Common Stock or other Awards subject to such Incentive Award, provided, that the Award Agreement may permit the Plan Administrator, in its sole discretion, to reduce (but not increase) the amount of any Incentive Award to be paid under the Plan.

2. Performance Goal Certification

An Incentive Award shall become payable to the extent provided herein and in the related Award Agreement, provided that in the case of Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the Plan Administrator certifies in writing prior to payment of the Incentive Award that the Performance Goals or other performance measures selected for a particular Performance Period have been attained. In no event will an Incentive Award be payable under this Plan if the threshold level of performance set for each Performance Goal or other performance measure for the applicable Performance Period is not attained.

3. Required Payment of Incentive Awards

The Plan Administrator shall make a determination, as soon as administratively possible after the information that is necessary to make such a determination is available for a particular Performance Period, whether the Performance Goals or other performance measures for the Performance Period have been achieved, the amount of the Incentive Award for each Participant, and whether the Incentive Award shall be paid in cash, shares of Common Stock and/or other Awards under the Plan. The Plan Administrator shall certify the foregoing determinations in writing as provided in Section 2.32 of this Plan; provided, that the Plan Administrator may, in its sole discretion, reduce, but not increase, the amount of the Incentive Award to be paid under the Plan. In the absence of a valid and timely deferral election by the Participant or the Company pursuant to Section 14 of this Plan, and except as otherwise provided in an Award Agreement or explicitly provided herein, the Incentive Award shall be paid as soon as practicable, but in no event later than March 15 following the end of the calendar year in which the foregoing determinations have been made.

SECTION 13 CASH AWARDS AND OTHER STOCK-BASED AWARDS

1. Grant of Cash Awards

Subject to the terms and provisions of this Plan, the Plan Administrator, at any time and from time to time, may grant cash awards to Participants in such amounts and upon such terms, including the achievement of Performance Goals or other specific performance measures, as the Plan Administrator may determine (each, a “Cash Award”).

2. Other Stock-Based Awards

The Plan Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock, Awards in lieu of obligations to pay cash or deliver other property, or Common Stock) in such amounts and subject to such terms and conditions, as the Plan Administrator shall determine (each an “Other Stock-Based Award”). Such Other Stock-Based Awards may involve the transfer of Common Stock to Participants, or payment in cash or otherwise of amounts based on or valued in whole or in part by reference to the value of Common Stock.

3. Value of Cash Awards and Other Stock-Based Awards

Each Cash Award granted pursuant to this Section 13 shall specify a payment amount or payment range as determined by the Plan Administrator. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Plan Administrator. The Plan Administrator may establish performance measures applicable to such Awards in its discretion. If the Plan Administrator exercises its discretion to establish performance measures, the number and/or value of such cash awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance measures are met.

4. Payment of Cash Awards and Other Stock-Based Awards

Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Common Stock as the Plan Administrator determines, and in a manner that complies with or is exempt from Section 409A. The value of any fractional shares shall be paid in cash.

SECTION 14 DEFERRAL ELECTIONS

The Plan Administrator may, in its sole discretion, and to the extent permitted by applicable law (including, without limitation, Section 409A), permit or require Employees to defer all or any portion of Awards under the Plan. Any such deferrals shall be subject to such terms, conditions, and procedures that the Company may establish from time to time in its sole discretion and consistent with the requirements of Section 409A.

SECTION 15 TERMINATION OF SERVICE

1. General

(a) The Award Agreement applicable to each Award shall set forth the effect of a Termination of Service upon such Award; provided, however, that, except as set forth otherwise in an Award Agreement or as determined by the Plan Administrator, (i) all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited upon a Termination of Service for any reason, and the Participant shall be permitted to exercise the vested portion of the Option or Stock Appreciation Right for ninety (90) days following Termination of Service, or in the case of a Termination of Service by reason of death or Disability of the Participant, for one

(1) year following Termination of Service, but in each case, in no event may the Participant be permitted to exercise any portion of the Option or Stock Appreciation Right following the expiration date of the Option or Stock Appreciation Right; and (ii) all of a Participant’s unvested Awards shall automatically be forfeited upon Termination of Service for Cause, and the Participant shall cease to be permitted to exercise any portion of an Option or Stock Appreciation Right (whether vested or unvested) following Termination of Service for Cause.

(b) Provisions relating to the effect of a Termination of Service upon an Award shall be determined in the sole discretion of the Plan Administrator, and need not be uniform among all Awards or among all Participants. Unless the Plan Administrator determines otherwise in accordance with Section 409A, the transfer of the employment or other service of a Participant between the Company and a Subsidiary shall not constitute a Termination of Service. Except as otherwise determined by the Plan Administrator in accordance with Section 409A, upon an Employer or a Subsidiary ceasing to meet the requirements in the Plan for an Employer or a Subsidiary, as the case may be, the Employees, Consultants, and Directors of such Employer or Subsidiary shall be deemed to have experienced a Termination of Service.

SECTION 16 EFFECT OF A CHANGE OF CONTROL

1. General

The Award Agreement applicable to each Award shall set forth the effect of a Change of Control upon such Award; provided, however, that, except as set forth otherwise in an Award Agreement upon a Change of Control, a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Plan Administrator in its sole discretion:

(a) The Plan Administrator, in its sole discretion, may accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award.

(b) The Plan Administrator, in its sole discretion, may provide for any such Awards, whether or not then vested, to be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 5.3 or Section 5.4 hereof, as determined by the Plan Administrator in its sole discretion. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendments thereto).

(c) The Plan Administrator, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change of Control Price (as defined below) of the shares of Common Stock covered by such Awards, over, in the case of Options and Stock Appreciation Rights, the aggregate exercise price of such Awards. For purposes of this Plan, the “Change of Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company; provided, however, that such price shall not exceed the Fair Market Value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(d) The Plan Administrator may, in its sole discretion, provide for the cancellation of any Options and Stock Appreciation Rights without payment, if the Change of Control Price is less than the exercise price of such Appreciation Award.

Notwithstanding anything else herein, the Plan Administrator may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of all or a portion of an Award at any time. Provisions relating to the effect of a Change of Control upon an Award shall be determined in the sole discretion of the Plan Administrator, and need not be uniform among all Awards or among all Participants. The Plan Administrator may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

SECTION 17 REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or create a book-entry account for shares of Common Stock under the Plan prior to:

(a) obtaining any approval or ruling from the U.S. Securities and Exchange Commission, the Internal Revenue Service, or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings, or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, and if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions, or limitations as it determines to be appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under this Plan, including, without limitation, (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 18 GENERAL PROVISIONS

1. Clawback/Forfeiture Events

(a) If required by Company policy, by the Sarbanes-Oxley Act of 2002, and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable laws, each Participant’s Awards shall be subject to repayment or forfeiture in accordance with such applicable laws and Company policy (regardless of whether specified in the applicable Award Agreement, and without limitation on any relevant provisions in the applicable Award Agreement).

(b) The Plan Administrator may specify in an Award Agreement, by resolution or otherwise, that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award and/or any Company recoupment, repayment or forfeiture policy. Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or a Subsidiary.

2. Nontransferability

Unless otherwise provided in the Plan and permitted by law, including but not limited to the Code, the right of a Participant or Beneficiary to the payment of any Award granted under the Plan, and the rights and privileges conferred thereby, shall not be subject to execution, attachment, or similar process, and may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise), other than by will or by the applicable laws of descent and distribution, unless the Participant has received the Plan Administrator’s prior written consent. Except as otherwise provided for under the Plan, if any Participant attempts to transfer, assign, pledge, hypothecate, or otherwise dispose of any Award under the Plan, or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such Award, or suffers the sale or levy or any attachment or similar process upon the rights or privileges conferred thereby, all affected Awards held by such Participant shall be immediately forfeited.

3. No Individual Rights

Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of such Participant at any time with or without assigning any reason there for, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Employer.

4. Other Compensation

Unless determined otherwise by the Plan Administrator or required by contractual obligations, the grant, vesting, or payment of Awards under the Plan shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension, or other benefit, unless otherwise permitted by other benefit plans provided by the Company or a Subsidiary, or required by law or by contractual obligations of the Company or a Subsidiary.

5. Leaves of Absence and Change in Status

Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of a Subsidiary, as applicable, shall not be deemed a Termination of Service, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment or service with the Company or a Subsidiary; provided, however, that except as otherwise set forth in the Award Agreement, the Plan Administrator may suspend vesting of Awards during a leave of absence. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant’s reemployment rights are guaranteed by statute or contract. With respect to any Participant who, after the date an Award is granted under this Plan, ceases to be employed by or provide services to the Company or a Subsidiary on a full-time basis but continues to be employed or provide services on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the number of shares issuable under, the vesting schedule of, or the amount payable under any unvested Awards held by such Participant.

6. Transfers

In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, Awards granted to the Participant prior to such date shall not be affected by such event, except as otherwise provided in an Award Agreement or Individual Agreement.

7. Unfunded Obligations

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. The Plan Administrator, in its sole discretion, may direct the Company to share with a Subsidiary the costs of a portion of the Incentive Awards paid to Participants who are executives of those companies. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Company, or any Subsidiary, and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company or a Subsidiary whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

8. Beneficiaries

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative of the Company. The Company may, in its discretion, utilize an electronic process for Beneficiary designations. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under any predecessor plans shall remain in effect under the Plan, unless such designation is revoked or changed under the Plan. In the event that a Participant becomes divorced, a Beneficiary designation under this Plan or a predecessor plan in favor of his or her divorced spouse shall become void as of the effective date of the divorce, unless the Participant re-designates the former spouse as his or her Beneficiary following the effective date of the divorce. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 18.8. In the event that the Plan Administrator determines that two or more claims are made by claimed Beneficiaries against the Plan for an Award, the Plan Administrator may initiate an interpleader action in a court of competent jurisdiction to resolve the controversy.

In the event that an Award has vested, its restrictions have lapsed, or it has been exercised and the underlying shares of Common Stock relating to such award have been transferred to a brokerage account, it is the responsibility of the Participant to establish and maintain beneficiary designations with that broker.

9. Governing Law

The Plan, all Award Agreements and all corporate law matters with respect to the Company shall be governed by the General Corporation Law of the State of Delaware.

10. Satisfaction of Tax Obligations

Appropriate provision shall be made for all taxes required to be withheld in connection with the grant, vesting, exercise, or other taxable event with respect to Awards under the applicable laws and regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign, including, without limitation, the required withholding of a sufficient amount of Common Stock otherwise issuable to a Participant to satisfy such required tax withholding obligations. To the extent provided by the Plan Administrator, a Participant is permitted to deliver Common Stock (including shares acquired pursuant to the exercise of an Option or Stock Appreciation Right other than the Option or Stock Appreciation Right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes in connection with the grant, vesting, exercise and/or settlement of Awards, as the case may be, or as of any other date required by applicable law. Common Stock may be required to be withheld from the shares issuable to the Participant upon the exercise of an Option or Stock Appreciation Right, upon the vesting and/or settlement of Restricted Stock or Restricted

Stock Units, or upon the payout of Performance Shares or Performance Units, to satisfy such required tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 18.10 shall be determined as of the day of such exercise, vesting and/or settlement, as the case may be, or as of any other date required by applicable law, and shall be calculated in accordance with Section 2.22 of this Plan.

Any Participant who makes an election under Section 83(b) of the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company or such Participant’s Employer with a copy of such election form filed with the U.S. Internal Revenue Service.

A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan, including prior to the Participant’s (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, (iii) the making of any elections applicable to the Participant in connection with any Award under the Plan, including, without limitation, an election under Section 83(b) of the Code, or (iv) disposing of any Common Stock issued under the Plan.

11. Participants in Foreign Jurisdictions

The Plan Administrator shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of applicable foreign laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws, and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section shall result in a “material revision” of the Plan under applicable securities exchange corporate governance rules.

SECTION 19 REGULATORY COMPLIANCE

1. Rule 16b-3

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with the rules of any exchange on which the Common Stock is traded and with Rule 16b-3. If any Plan provision is determined not to be in compliance with the foregoing intentions, that provision shall be deemed modified as necessary to meet the requirements of any such exchange and Rule 16b-3.

2. Section 162(m)

It is the intent of the Company that Awards granted to persons who are designated by the Plan Administrator as Covered Employees shall, if and to the extent so designated by the Plan Administrator, qualify as performance-based compensation under Section 162(m). If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards that are designated as intended to qualify as performance-based compensation under Section 162(m) does not qualify or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or, to the extent permitted under the Code, deemed amended to the extent necessary to conform to such requirements. The Plan Administrator shall have no discretion to modify or waive the Performance Goals or conditions to the grant or vesting of an Award, unless such Award is not intended to qualify as performance-based compensation under Section 162(m) and the relevant Award Agreement provides for such discretion. Notwithstanding the foregoing, to the extent permitted in the relevant Award Agreement and/or subplan, the Plan Administrator may, in its sole discretion, reduce (but not increase) the amount payable in respect of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m); provided, however, that the Plan Administrator may not exercise discretion to increase the amount payable in respect of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m).

3. Section 409A

The Plan is intended to be administered, operated, and construed in compliance with Section 409A and any regulations or other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Plan Administrator may ( but shall have no obligation to) amend the Plan or any Award in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate, or advisable to cause the Plan to either be exempt from, or comply with, Section 409A and any regulations or other guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary and applicable to avoid a violation of Section 409A, and shall be final, binding, and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan. None of the Company, any Affiliate, the Plan Administrator nor any of their respective agents shall have any liability to any Participant or beneficiary thereof as a result of any tax, interest, penalty or other payment required to be paid or due pursuant to Section 409A of the United States Internal Revenue Code or any obligations or damages arising from a violation of or failure to comply with Section 409A.

Notwithstanding the provisions of the Plan or any Award Agreement, if a Participant is a “specified employee” upon his or her “separation from service” (within the meaning of such terms in Section 409A under such definitions and procedures as established by the Company in accordance with Section 409A), any portion of a payment, settlement, or other distribution made upon such a “separation from service” that would cause the acceleration of, or an addition to, any taxes pursuant to Section 409A will not commence or be paid until a date that is six (6) months and one (1) day following the applicable “separation from service.” Any payments, settlements, or other distributions that are delayed pursuant to this Section 19.3 following the applicable “separation from service” shall be accumulated and paid to the Participant in a lump sum without interest on the first business day immediately following the required delay period.

SECTION 20 ESTABLISHMENT AND TERM OF PLAN

The Plan was adopted by the Board on September 26, 2016, and was approved by the Company’s stockholders on February 9, 2017. This Plan became effective on the Effective Date, and upon such effectiveness, this Plan replaced the Prior Plans, and no further Awards are to be made under the Prior Plans from and after the Effective Date. This Amended and Restated Plan was adopted by the Board on [            ], 2017, subject to approval by the Company’s stockholders. The Amended and Restated Plan shall become effective on the Restatement Effective Date, and shall remain in effect for a period of ten (10) years after the Restatement Effective Date. If the Amended and Restated Plan is not so approved by the stockholders, all provisions of the Initial Plan shall remain effective. After this Plan is terminated, no future Awards may be granted pursuant to the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

SECTION 21 AMENDMENT, TERMINATION, OR DISCONTINUANCE OF THE PLAN

1. Amendment of Plan

Subject to approval of the Board with respect to amendments that are required by law or regulation or stock exchange rules to be submitted to the stockholders of the Company for approval, the Board or the Compensation Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company, including, without limitation, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 17 of this Plan; provided, however, that (i) to the extent required by applicable law, regulation, or stock exchange rule, stockholder approval shall be required, and (ii) except as otherwise provided in the Plan, no change in any Award previously granted under the Plan may be made without the consent of the Participant if such change would impair the rights of the Participant under the Award.

2. Termination or Suspension of Plan

The Board or Compensation Committee may at any time suspend the operation of or terminate the Plan with respect to any Common Stock or rights which are not at that time subject to any Award outstanding under the Plan.

3. Section 162(m) Approval

If so determined by the Plan Administrator, the provisions of the Plan relating to Performance Goals and Awards that are intended to constitute “performance-based compensation” under Section 162(m) shall be disclosed to, and reapproved by, the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Restatement Effective Date occurs (or at any such other time as may be required or allowed by Section 162(m)) in order for Awards that are intended to constitute “performance-based compensation” under Section 162(m) granted after such time to be exempt from the deduction limitations of Section 162(m).